Exhibit 99.1

OptimizeRx Joins with Change Healthcare to Expand Nationwide Platform Reach

Change Healthcare Users Gain Access to Prescription Savings and Critical Treatment Information Directly at the Point-of-Care

ROCHESTER, Mich. – July 27, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, payers, providers and patients, has completed the latest expansion of its digital health communication network in collaboration with Change Healthcare (Nasdaq: CHNG).

Change Healthcare's Intelligent Healthcare NetworkTM is the broadest and deepest in the industry, driving 14 billion transactions each year, delivering $150 billion in payments, and providing unparalleled insights for the company’s data solutions business. The platform enables end-to-end workflows––from eligibility through payments––and supports a broad set of data and analytics offerings that create value for Change Healthcare customers.

The integration of the two companies’ digital health platforms strengthens their mutual efforts to improve transparency and patient experience in healthcare. The connected platforms enable certain providers in the Change Healthcare network to digitally receive important information from the life sciences industry via OptimizeRx.

These providers have gained real-time access to critical drug savings, treatment information, refill reminders, sponsored patient engagement programs and more, directly within their daily electronic workflow and while consulting with their patients. Access to these valuable resources at the point-of-care helps to support more productive patient-provider communication and clinical decisions, and ultimately a better experience for the patient.

“Enabling providers to deliver patient-centered care is at the core of what we do,” said Ian Ellis, vice president and general manager of clinical exchange for Change Healthcare. “Our collaboration with OptimizeRx demonstrates our commitment to helping providers improve the patient experience through enhanced capabilities for our e-prescribing solution.”

Miriam Paramore, president of OptimizeRx, commented: “Transparency in healthcare, supported by the right digital communication tools, is key to creating better health outcomes. Our collaboration with Change Healthcare expands our ability to reach providers within their daily digital workflow. We anticipate our connection will have a significant positive impact on the health of millions of patients nationwide.”

For more information on OptimizeRx, its products or other news, visit www.optimizerx.com.

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Intelligent Healthcare Network™ is a trademark of Change Healthcare, Inc.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team